N E W S R E L E A S E

CONTACT:
Claire Baillargeon Smith
Director of Marketing & Corporate Relations
(513) 564-0909, ext. 1728
claire.baillargeon.smith@ctg.com

CTG Announces 2002 Second Quarter
Conference Call Information

BUFFALO, N.Y. - July 8, 2002 - CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced that it would release its 2002 second quarter financial results on Monday, July 15, 2002 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on July 16, 2002 at 11:00 AM Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-391-0096 between 10:45 AM and 10:50 AM and ask for the CTG conference call and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 PM Eastern Time July 16, 2002 and 1:00 PM Eastern Time July 17, 2002 by dialing 1-800-633-8284 and requesting reservation number 20235037.

Backed by 36 years' experience, CTG provides IT application management, consulting, software development and integration, and staffing solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001-certified service methodologies. Our IT professionals in nearly 50 offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.